NORTHERN LIGHTS FUND TRUST

AMENDED AND RESTATED

RULE 18f-3 MULTIPLE CLASS PLAN

This Multiple Class Plan (the “Plan”) is adopted in accordance with Rule 18f-3 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Act”), by Northern Lights Fund Trust (the “Trust”) on behalf of each series of the Trust that has multiple classes of shares (each a “Fund”).  A majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Act), having determined that the Plan is in the best interests of the shareholders of each class of each Fund and the shareholders of the Trust as a whole, have approved the Plan.

The provisions of the Plan are:

1.

General Description of Classes.  Each class of shares of a Fund shall represent interests in the same portfolio of investments of such Fund, shall have no exchange privileges or conversion features within that Fund unless an exchange or conversion feature is described in the Fund’s Prospectus, and shall be identical in all respects, except that, as provided for in such Fund’s Prospectus, each class shall differ with respect to:  (i) Rule 12b-1 Plans that may be adopted with respect to the class; (ii) distribution and related services and expenses; (iii) differences relating to sales loads, purchase minimums, eligible investors and exchange privileges; and (iv) the designation of each class of shares.  The classes of shares designated by each Fund are set forth in Exhibit A.

2.

Allocation of Income and Class Expenses.

a.

Each class of shares shall have the same rights, preferences, voting powers, restrictions and limitations, except as follows:

(i)

expenses related to the distribution of a class of shares or to the services provided to shareholders of a class of shares shall be borne solely by such class;

(ii)

the following expenses attributable to the shares of a particular class  will be borne solely by the class to which they are attributable:

(a)

asset-based distribution, account maintenance and shareholder service fees;

(b)

extraordinary non-recurring expenses including litigation and other legal expenses relating to a particular class; and

(c)

such other expenses as the Trustees determine were incurred by a specific class and are appropriately paid by that class.

(iii)

Income, realized and unrealized capital gains and losses, and expenses that are not allocated to a specific class pursuant to this Section , shall be allocated to each class of a Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.

b.

Investment advisory fees, custodial fees, and other expenses relating to the management of a Fund’s assets shall not be allocated on a class-specific basis.

4.

Voting Rights.  Each class of shares will have exclusive voting rights with respect to matters that exclusively affect such class and separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

5.

Exchanges.  Shares of a Fund may be exchanged without payment of any exchange fee for shares of another Fund of the same class at their respective net asset values, provided said Funds are advised by the same adviser.

6.

Class Designation.  Subject to the approval by the Trustees of the Trust, each Fund may alter the nomenclature for the designations of one or more of its classes of shares.

7.

Additional Information.  This Plan is qualified by and subject to the terms of each Fund’s then current Prospectus for the applicable class of shares of the Fund; provided, however, that none of the terms set forth in any such Prospectus shall be inconsistent with the terms of this Plan.  Each Fund’s Prospectus contains additional information about each class of shares of such Fund and any multiple class structure of such Fund.

8.

Effective Date.  This Plan is effective on September 24, 2009, provided that this Plan shall not become effective with respect to a Fund or a class of shares of a Fund unless first approved by a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Act).  This Plan may be terminated or amended at any time with respect to a Fund or a class of shares thereof by a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Act).

9.

Miscellaneous.  Any reference in this Plan to information in a Fund’s Prospectus shall mean information in such Fund’s Prospectus, as the same may be amended or supplemented from time to time, or in such Fund’s Statement of Additional Information, as the same may be amended or supplemented from time to time.

APPENDIX A

Funds and Classes as of December 10, 2013

Fund / Fund Family	Share Classes	Share Class Features(1)
		12b-1 Plan(2)	Front-End Sales Charge(3)	Contingent Deferred Sales Charge(3)
13D ACTIVIST FUND	A	✓	✓	✓
	C	✓
I
ADAPTIVE ALLOCATION FUND	A	✓	✓
	C	✓
ALTEGRIS MACRO STRATEGY FUND	A	✓	✓	✓
	C	✓
I
	N	✓
	W	✓
ALTEGRIS FUTURES EVOLUTION STRATEGY FUND	A	✓	✓	✓
	C	✓
I
	N	✓
Y
ALTEGRIS MANAGED FUTURES STRATEGY FUND	A	✓	✓	✓
	C	✓
I
	N	✓
ALTEGRIS EQUITY LONG SHORT FUND	A	✓	✓	✓
	C	✓
I
	N	✓
Y
ALTEGRIS MULTI-STRATEGY FUND	A	✓	✓	✓
	C	✓		✓
	N	✓
I
ALTEGRIS FIXED INCOME L/S FUND	A	✓	✓	✓
	C	✓
I
	N	✓
ALTEGRIS/AACA REAL ESTATE LONG SHORT FUND	A	✓	✓
	C	✓		✓
I
	N	✓
ASCENDANT FUNDS Ascendant Balanced Fund Ascendant Natural Resources Fund Ascendant MultiCap Equity Fund Ascendant Patriot Fund	A	✓	✓	✓
	C	✓
I
ASTOR ACTIVE INCOME ETF FUND	A	✓
	B	✓		✓
	C	✓
I
	R	✓
ASTOR LONG/SHORT ETF FUND	A	✓
	B	✓		✓
I
	C	✓
	R	✓
ASTOR S.T.A.R. ETF FUND	A	✓
	B	✓		✓
	C	✓
	I	✓
	R	✓
ASTOR MACRO ALTERNATIVE FUND	A	✓	✓	✓
	C	✓		✓
I
BANDON ISOLATED ALPHA FIXED INCOME FUND	ADVISOR	✓
	C	✓
	R	✓
INSTITUTIONAL
BEECH HILL TOTAL RETURN FUND	A	✓	✓	✓
	C	✓
BIONDO FUNDS Biondo Focus Fund Biondo Growth Fund	INVESTOR	✓	✓
	C	✓
BTS BOND ASSET ALLOCATION FUND	A	✓	✓	✓
	C	✓
BTS DIVERSIFIED INCOME FUND	A	✓	✓	✓
	C	✓
BTS TACTICAL FIXED INCOME FUND	A	✓	✓	✓
	C	✓
CMG ABSOLUTE RETURN STRATEGIES FUND	A	✓	✓
	C	✓
I
CMG TACTICAL EQUITY STRATEGY FUND	A	✓	✓
	I	✓
	MANAGER	✓
CMG GLOBAL EQUITY FUND	A	✓	✓
	I	✓
CMG MANAGED HIGH YIELD FUND	A	✓	✓
	I	✓
CWC SMALL CAP AGGRESSIVE VALUE FUND	RETAIL	✓
INSTITUTIONAL
Share Class Features(1)
Fund / Fund Family	Share Classes	12b-1 Plan(2)	Front-End Sales Charge(3)	Contingent Deferred Sales Charge(3)
EAS Crow Point Alternative Fund	A	✓	✓
	C	✓
I
Ginkgo Multi-Strategy Fund	A	✓		✓
	C	✓
	INVESTOR	✓
GIRALDA RISK-MANAGED GROWTH FUND	A	✓		✓
I
GRANT PARK MANAGED FUTURES STRATEGY FUND	A	✓		✓
	C	✓
I
	N	✓
	W	✓
INVESTMENT PARTNERS OPPORTUNITIES FUND	A	✓	✓	✓
	C	✓
IRON HORSE FUND	A	✓	✓	✓
I
KCM MACRO TRENDS FUND	R-1	✓
	R-2	✓
LEADER FUNDS Leader Short-Term Bond Fund Leader Total Return Fund	INVESTOR	✓
INSTITUTIONAL
	A	✓	✓
	C	✓
MAKEFIELD MANAGED FUTURES STRATEGY FUND	A	✓	✓	✓
	C	✓
I
MutualHedge Frontier Legends Fund	A	✓	✓
	C	✓
I
NAVIGATOR EQUITY HEDGED FUND	A	✓
	C	✓
I
NAVIGATOR DURATION NEUTRAL MUNICIPAL BOND FUND	A	✓		✓
	C	✓
I
NAVIGATOR SENTRY MANAGED VOLATILITY FUND	A	✓	✓
	C	✓
I
NAVIGATOR TACTICAL FIXED INCOME FUND	A	✓	✓
	C	✓
I

PACIFIC FINANICAL FUNDS

Pacific Financial Core Equity Fund

Pacific Financial Explorer Fund

Pacific Financial International Fund

Pacific Financial Strategic Conservative Fund

Pacific Financial Tactical Fund

Pacific Financial Alternative Strategies Fund*

Pacific Financial Flexible Growth & Income Fund*

Pacific Financial Balanced Fund*

Pacific Financial Foundational Asset Allocation Fund*

Pacific Financial Faith & Values Based Moderate Fund*

Pacific Financial Faith & Values Based Conservative Fund*

Pacific Financial Faith & Values Based Aggressive Fund*

	INVESTOR	✓
	INSTITUTIONAL	✓
Share Class Features(1)
Fund / Fund Family	12b-1 Plan(2)	12b-1 Plan(2)	Front-End Sales Charge(3)	Contingent Deferred Sales Charge(3)
POWER INCOME FUND	A	✓	✓
	C*	✓
I
POWER DIVIDEND INDEX FUND	A	✓
I
PRINCETON FUTURES STRATEGY FUND	A	✓	✓
	C	✓
I
PROBABILITIES FUND	A	✓	✓
	C	✓
I
	R	✓
EAGLE MLP STRATEGY FUND	A	✓	✓
I
	C	✓
PROBABILITIES FUND	A	✓	✓
	C	✓		✓
I
	R	✓
PSI FUNDS PSI Market Neutral Fund PSI Total Return Fund PSI Strategic Growth Fund PSI Tactical Growth Fund PSI Calendar Effects Fund	A	✓	✓	✓
RISK PARADIGM FUNDS Diversified Risk Parity Fund RPG Premier Emerging Market Sector Fund	A	✓	✓	✓
	C	✓
I
SANDALWOOD MULTI-STRATEGY OPPORTUNITY FUND	A	✓	✓
I
	C	✓
SCA FUNDS SCA Absolute Return Fund SCA Directional Fund	A	✓	✓	✓
	INVESTOR	✓
Sierra Core Retirement Fund	C	✓
	I	✓
	A	✓	✓
R
	A1	✓	✓
	I1	✓
Y
Sierra Strategic Income Fund	C	✓
	I	✓
	A	✓	✓	✓
	R	✓
	Y	✓
SOUTHERNSUN SMALL CAP CORE FUND	C	✓
INSTITUTIONAL
	INVESTOR	✓
SOUTHERNSUN U.S. EQUITY FUND	INSTITUTIONAL
	INVESTOR	✓
	C	✓
THE FX STRATEGY FUND	C	✓
I
	INVESTOR	✓
	A	✓	✓	✓
THE GIRALDA FUND	A	✓		✓
I
MANAGER
PTA COMPREHENSIVE ALTERNATIVES FUND	C	✓
I
	A	✓	✓	✓
WADE CORE DESTINATION FUND	C	✓
I
	A*	✓
ZEO STRATEGIC INCOME FUND	A	✓	✓	✓
I

(1) The features and expenses of each share class are described in further detail in the respective Fund’s Prospectus.

(2) The distribution and shareholder servicing expenses of a share class are provided for in the Fund’s respective 12b-1 Plan.

(3) The sales charges associated with a share class are described further in the respective Fund’s Prospectus.

* Fund or share class has not commenced operations as of the date listed below.

IN WITNESS WHEREOF, the Trust has executed this amended Multi-Class Plan as of the 25th day of February, 2014.

NORTHERN LIGHTS FUND TRUST

By:  /s/ Andrew Rogers

      Andrew Rogers, President